                         INDEX TO FINANCIAL STATEMENTS


HOMEFREE VILLAGE RESORTS, INC. AND HOMEFREE INVESTORS L.P.
----------------------------------------------------------

                                                                                                 PAGE
                                                                                                 ----
INDEPENDENT AUDITOR'S REPORT....................................................................  S-1
COMBINED BALANCE SHEETS - December 31, 1996 (unaudited) and 1995................................  S-2
COMBINED STATEMENTS OF OPERATIONS - For the Years Ended December 31, 1996 (unaudited),
    1995, and 1994..............................................................................  S-4
COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY AND PARTNERS' DEFICIT - For the Years Ended
    December 31, 1996 (unaudited), 1995, and 1994...............................................  S-5
COMBINED STATEMENTS OF CASH FLOWS - For the Years Ended December 31, 1996 (unaudited),
    1995, and 1994..............................................................................  S-6

HOMEFREE VILLAGE RESORTS, INC.
------------------------------

INDEPENDENT AUDITOR'S REPORT....................................................................  S-8
CONSOLIDATED BALANCE SHEETS - December 31, 1996 (unaudited), and 1995...........................  S-9
CONSOLIDATED STATEMENTS OF OPERATIONS - For the Years Ended December 31, 1996 (unaudited),
    1995, and 1994..............................................................................  S-11
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY - For the Years Ended December 31,
    1996 (unaudited), 1995, and 1994............................................................  S-12
CONSOLIDATED STATEMENTS OF CASH FLOWS - For the Years Ended December 31, 1996 (unaudited),
    1995, and 1994..............................................................................  S-13


HOMEFREE INVESTORS L.P.
-----------------------

INDEPENDENT AUDITOR'S REPORT....................................................................  S-15
BALANCE SHEETS - December 31, 1996 (unaudited), and 1995........................................  S-16
STATEMENTS OF OPERATIONS - For the Years Ended December 31, 1996 (unaudited), 1995, and 1994....  S-17
STATEMENTS OF PARTNERS' CAPITAL (DEFICIT) - For the Years Ended December 31, 1996 (unaudited),
    1995, and 1994..............................................................................  S-18
STATEMENTS OF CASH FLOWS - For the Years Ended December 31, 1996 (unaudited), 1995, and 1994....  S-19

NOTES TO FINANCIAL STATEMENTS...................................................................  S-20


ARISTEK PROPERTIES, LTD.
------------------------

INDEPENDENT AUDITOR'S REPORT....................................................................  S-31
CONSOLIDATED BALANCE SHEETS - December 31, 1996 (unaudited), and 1995...........................  S-32
CONSOLIDATED STATEMENTS OF OPERATIONS - For the Years Ended December 31, 1996 (unaudited),
    1995, and 1994..............................................................................  S-33
CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS' DEFICIT - For the Years Ended
    December 31, 1996 (unaudited), 1995, and 1994...............................................  S-34
CONSOLIDATED STATEMENTS OF CASH FLOWS - For the Years Ended December 31, 1996 (unaudited),
    1995, and 1994..............................................................................  S-35
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS......................................................  S-37

                          INDEPENDENT AUDITOR'S REPORT



To the Board of Directors
Homefree Village Resorts, Inc.
Denver, Colorado

To the Partners
Homefree Investors L.P.
Denver, Colorado

We have audited the accompanying combined balance sheet of Homefree Village Resorts, Inc. (a Delaware Corporation) and subsidiaries and Homefree Investors L.P. (a Massachusetts limited partnership) as of December 31, 1995, and the related combined statements of operations, stockholders' equity and partners' deficit, and cash flows for the years ended December 31, 1995 and 1994. These financial statements are the responsibility of the Company's and Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Homefree Village Resorts, Inc. and subsidiaries and Homefree Investors L.P. as of December 31, 1995, and the results of their operations and their cash flows for the years ended December 31, 1995 and 1994 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company and the Partnership will continue as a going concerns, which contemplate the realization of assets and liquidation of liabilities in the normal course of business. As discussed in Note 1 to the financial statements, the Company and the Partnership have suffered substantial operating losses, and anticipate the need for additional cash to fund operations. These conditions raise substantial doubt about the ability of the Company and the Partnership to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Hein + Associates llp


Denver, Colorado
June 12, 1996

                HOMEFREE VILLAGE RESORTS, INC.  AND SUBSIDIARIES
                          AND HOMEFREE INVESTORS L.P.

                            COMBINED BALANCE SHEETS


                                                       December 31,
                                                 ------------------------

                                                    1996         1995
                                                 -----------  -----------
                                                 (unaudited)

                                 ASSETS
                                 ------

CURRENT ASSETS:

 Cash and equivalents                            $   20,000   $   38,700
 Other current assets                                14,700        4,000
                                                 ----------   ----------
      Total current assets                           34,700       42,700

RECEIVABLES FROM UNCONSOLIDATED ENTITIES, net     8,316,700    8,620,200

INVESTMENTS IN UNCONSOLIDATED ENTITIES               70,600       82,400

PROPERTY AND EQUIPMENT, at cost:
 Office furniture and equipment                     104,800      102,900
 Vehicles                                            25,000       25,000
                                                 ----------   ----------
                                                    129,800      127,900
 Accumulated depreciation                          (116,300)    (110,000)
                                                 ----------   ----------
      Net property and equipment                     13,500       17,900

LAND OPTION COSTS                                   195,600      195,600
                                                 ----------   ----------

TOTAL ASSETS                                     $8,631,100   $8,958,800
                                                 ==========   ==========



                SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                HOMEFREE VILLAGE RESORTS, INC.  AND SUBSIDIARIES
                          AND HOMEFREE INVESTORS L.P.

                            COMBINED BALANCE SHEETS


                                                                                          December 31,
                                                                                   --------------------------
                                                                                       1996          1995
                                                                                   ------------  ------------
                                                                                   (unaudited)
                                                                                   ------------

                           LIABILITIES, STOCKHOLDERS' EQUITY AND PARTNERS' DEFICIT
                           -------------------------------------------------------

CURRENT LIABILITIES:
 Accounts payable and accrued expenses                                             $   106,500   $    94,600
 Payable to unconsolidated entities                                                    568,500       150,500
 Current maturities of long-term debt                                                   44,400        44,400
                                                                                   -----------   -----------
      Total current liabilities                                                        719,400       289,500
                                                                                   -----------   -----------
LONG-TERM DEBT, less current maturities:
 Unconsolidated entity                                                               7,154,500     7,154,500
 Other                                                                                       -             -

DEFERRED INCOME TAXES                                                                        -             -

DEFERRED PROFIT                                                                        488,500       488,500

COMMITMENTS AND CONTINGENCIES (Notes 1, 3 and 8)

STOCKHOLDERS' EQUITY AND PARTNERS' DEFICIT:
 Preferred stock, $1.00 par value; 3,000,000 shares authorized; none
  issued and outstanding                                                                     -             -
 Common stock, $.001 par value; 15,000,000 shares authorized;
  10,484,000 shares issued and outstanding                                              10,500        10,500
 Additional paid-in capital                                                          3,537,000     3,537,000
 Accumulated deficit                                                                (3,049,800)   (2,293,100)
 Partners' deficit - limited partners                                                 (229,000)     (228,100)
                                                                                   -----------   -----------
      Total stockholders' equity and  partners' deficit                                268,700     1,026,300
                                                                                   -----------   -----------
TOTAL LIABILITIES, STOCKHOLDERS' EQUITY AND
   PARTNERS' DEFICIT                                                               $ 8,631,100   $ 8,958,800
                                                                                   ===========   ===========



                SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                HOMEFREE VILLAGE RESORTS, INC.  AND SUBSIDIARIES
                          AND HOMEFREE INVESTORS L.P.

                       COMBINED STATEMENTS OF OPERATIONS

                                                            For the Years Ended December 31,
                                                        ----------------------------------------
                                                            1996          1995          1994
                                                        ------------  ------------  ------------
                                                        (unaudited)

REVENUES:
   Management and administrative fees from
     unconsolidated entities                             $  259,500   $   245,400   $   244,600
   Equity in earnings of AWP                                 10,200        11,000        10,800
   Interest                                                 515,200       512,100       555,300
                                                        -----------   -----------   -----------
                                                            784,900       768,500       810,700
EXPENSES:
   General and administrative                               984,100       450,900       429,400
   Interest                                                 502,400       503,900       549,600
   Equity in losses of APL                                   22,000        23,000        26,000
   Loss on related party receivables                        (41,000)      147,300        53,700
   Administrative fee                                        75,000        75,000        75,000
                                                        -----------   -----------   -----------
                                                          1,542,500     1,200,100     1,133,700

LOSS BEFORE INCOME TAXES                                   (757,600)     (431,600)     (323,000)

DEFERRED INCOME TAX BENEFIT                                       -       200,000        87,000
                                                        -----------   -----------   -----------

NET LOSS                                                $  (757,600)  $  (231,600)  $  (236,000)
                                                        ===========   ===========   ===========

NET LOSS PER PAIRED SHARE                                     $(.07)        $(.02)        $(.02)
                                                        ===========   ===========   ===========

WEIGHTED AVERAGE PAIRED SHARES OUTSTANDING               10,484,000    10,484,000    10,484,000
                                                        ===========   ===========   ===========



                SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                HOMEFREE VILLAGE RESORTS, INC.  AND SUBSIDIARIES
                          AND HOMEFREE INVESTORS L.P.

       COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY AND PARTNERS' DEFICIT
             FOR THE YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994



                                                       Common   Additional
                                             Paired    Stock     Paid-in     Accumulated    Partners'
                                             Shares    Amount    Capital      Deficit       Deficit       Total
                                           ----------  -------  ----------  ------------  -----------  ------------
BALANCES, January 1, 1994                  10,484,000  $10,500  $3,537,000  $(1,826,100)   $(227,500)   $1,493,900

       Net loss                                     -        -           -     (235,700)        (300)     (236,000)
                                           ----------  -------  ----------  -----------    ---------    ----------

BALANCES, December 31, 1994                10,484,000   10,500   3,537,000   (2,061,800)    (227,800)    1,257,900

       Net loss                                     -        -           -     (231,300)        (300)     (231,600)
                                           ----------  -------  ----------  -----------    ---------    ----------

BALANCES, December 31, 1995                10,484,000  $10,500  $3,537,000  $(2,293,100)   $(228,100)   $1,026,300

       Net loss (unaudited)                         -        -           -     (756,700)        (900)     (757,600)
                                           ----------  -------  ----------  -----------    ---------    ----------

BALANCES, December 31, 1996 (unaudited)    10,484,000  $10,500  $3,537,000  $(3,049,800)   $(229,000)   $  268,700
                                           ==========  =======  ==========  ===========    =========    ==========



                SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                HOMEFREE VILLAGE RESORTS, INC.  AND SUBSIDIARIES
                          AND HOMEFREE INVESTORS L.P.

                       COMBINED STATEMENTS OF CASH FLOWS


                                                                            For the Years Ended
                                                                               December 31,
                                                                   -------------------------------------
                                                                      1996         1995         1994
                                                                   -----------  -----------  -----------
                                                                   (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                                           $(757,600)   $(231,600)   $(236,000)
 Adjustments to reconcile net loss to net cash used in
     operating activities:
        Depreciation                                                    6,300        6,400        6,300
        Amortization                                                        -            -            -
        Equity in losses of unconsolidated entities, net               11,800       12,000       15,200
        Provision for loss on related party receivables               (41,000)     147,300       53,700
        Deferred income taxes                                               -     (200,000)     (87,000)
        Changes in operating assets and liabilities:
        Decrease (increase) in:
          Accrued interest receivable - officer and director          (11,300)     (12,100)     (15,300)
          Other assets                                                (10,700)       5,600      (23,200)
          Receivables from unconsolidated entities                          -       (3,600)      49,600
       Increase (decrease) in:
          Accounts payable and accrued expenses                        11,900        1,000       37,300
          Other                                                             -       (3,400)           -
                                                                    ---------    ---------    ---------
    Net cash used in operating activities                            (790,600)    (278,400)    (199,400)
                                                                    ---------    ---------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Cash advances/collections to officer and director                     52,300     (135,200)     (38,400)
 Cash advances to unconsolidated entities                                   -            -         (700)
 Collection of advances from unconsolidated entities                  303,500      299,000      374,900
 Investment in unconsolidated entities                                      -            -      (50,000)
 Purchase of equipment                                                 (1,900)      (7,800)     (11,300)
                                                                    ---------    ---------    ---------
    Net cash provided by investing activities                         353,900      156,000      274,500
                                                                    ---------    ---------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Advance from related party                                           418,000      150,500            -
 Payments under land option contract                                        -            -      (88,400)
 Principal payments on long-term debt                                       -            -      (10,600)
                                                                    ---------    ---------    ---------
    Net cash provided by (used in) financing activities               418,000      150,500      (99,000)
                                                                    ---------    ---------    ---------

                SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                HOMEFREE VILLAGE RESORTS, INC.  AND SUBSIDIARIES
                          AND HOMEFREE INVESTORS L.P.

                       COMBINED STATEMENTS OF CASH FLOWS
                                  (CONTINUED)


                                                           For the Years Ended
                                                              December 31,
                                                    ---------------------------------

                                                       1996        1995       1994
                                                    -----------  --------  ----------
                                                    (unaudited)
NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS        (18,700)    28,100    (23,900)

CASH AND EQUIVALENTS, beginning of year                 38,700     10,600     34,500
                                                      --------    -------   --------

CASH AND EQUIVALENTS, end of year                     $ 20,000    $38,700   $ 10,600
                                                      ========    =======   ========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
    Cash paid for:
       Interest                                     $  -          $ 3,900   $ 11,000
                                                    ==========    =======   ========

       Income taxes                                 $  -         $  -      $  -
                                                    ==========   ========  =========

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING
 AND FINANCING ACTIVITIES -
    Obligation under land option contract           $  -         $  -       $160,600
                                                    ==========   ========   ========



                SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                          INDEPENDENT AUDITOR'S REPORT



To the Board of Directors
Homefree Village Resorts, Inc.
Denver, Colorado


We have audited the accompanying consolidated balance sheet of Homefree Village Resorts, Inc. (a Delaware Corporation) and subsidiaries as of December 31, 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended December 31, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Homefree Village Resorts, Inc. and subsidiaries as of December 31, 1995, and the results of their operations and their cash flows for the years ended December 31, 1995 and 1994 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. As discussed in Note 1 to the financial statements, the Company has suffered substantial operating losses and anticipates the need for additional cash to fund operations. These conditions raise substantial doubt about the ability of the Company to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Hein + Associates LLP


Denver, Colorado
June 12, 1996

                HOMEFREE VILLAGE RESORTS, INC.  AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS


                                                        December 31,
                                                 --------------------------
                                                     1996          1995
                                                 ------------  ------------
                                                 (unaudited)
                                  ASSETS
                                  ------
CURRENT ASSETS:
   Cash and equivalents                           $   20,000    $   38,700
   Other current assets                               14,700         4,000
                                                  ----------    ----------
    Total current assets                              34,700        42,700

RECEIVABLES FROM UNCONSOLIDATED ENTITIES, net      8,316,700     8,620,200

INVESTMENTS IN UNCONSOLIDATED ENTITIES                70,600        82,400

PROPERTY AND EQUIPMENT, at cost:
   Office furniture and equipment                    104,800       102,900
   Vehicles                                           25,000        25,000
                                                  ----------    ----------
                                                     129,800       127,900
   Accumulated depreciation                         (116,300)     (110,000)
                                                  ----------    ----------
    Net property and equipment                        13,500        17,900

LAND OPTION COSTS                                    195,600       195,600
                                                  ----------    ----------

TOTAL ASSETS                                      $8,631,100    $8,958,800
                                                  ==========    ==========




                SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                HOMEFREE VILLAGE RESORTS, INC.  AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS


                                                                                      December 31,
                                                                               --------------------------
                                                                                   1996          1995
                                                                               ------------  ------------
                                                                               (unaudited)



                                  LIABILITIES AND STOCKHOLDERS' EQUITY
                                  ------------------------------------
CURRENT LIABILITIES:
   Accounts payable and accrued expenses                                       $   106,500   $    94,600
   Payable to unconsolidated entities                                              568,500       150,500
   Current maturities of long-term debt                                             44,400        44,400
                                                                               -----------   -----------
    Total current liabilities                                                      719,400       289,500

LONG-TERM DEBT, less current maturities:
   Unconsolidated entity                                                         7,154,500     7,154,500

DEFERRED PROFIT                                                                    488,500       488,500

COMMITMENTS AND CONTINGENCIES (Notes 1, 3 and 8)

STOCKHOLDERS' EQUITY:
   Preferred stock, $1.00 par value; 3,000,000 shares authorized;
      none issued and outstanding                                                        -             -
   Common stock, $.001 par value; 15,000,000 shares authorized;
      10,484,000 shares issued and outstanding                                      10,500        10,500
   Additional paid-in capital                                                    3,537,000     3,537,000
   Accumulated deficit                                                          (3,278,800)   (2,521,200)
                                                                               -----------   -----------
    Total stockholders' equity                                                     268,700     1,026,300
                                                                               -----------   -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                     $ 8,631,100   $ 8,958,800
                                                                               ===========   ===========



                SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                HOMEFREE VILLAGE RESORTS, INC.  AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS



                                                            For the Years Ended December 31,
                                                        ----------------------------------------
                                                            1996          1995          1994
                                                        ------------  ------------  ------------
                                                        (unaudited)
REVENUES:
   Management and administrative fees from
     unconsolidated entities                            $   259,500   $   245,400   $   244,600
   Equity in earnings of AWP                                 10,200        11,000        10,800
   Interest                                                 515,200       512,100       555,300
                                                        -----------   -----------   -----------
                                                            784,900       768,500       810,700
EXPENSES:
   General and administrative                               983,200       450,600       429,100
   Interest                                                 502,400       503,900       549,600
   Equity in losses of APL                                   22,000        23,000        26,000
   Impairment of investment in HILP                             900           300           300
   Loss on related party receivables                        (41,000)      147,300        53,700
   Administrative fee                                        75,000        75,000        75,000
                                                        -----------   -----------   -----------
                                                          1,542,500     1,200,100     1,133,700

LOSS BEFORE INCOME TAXES                                   (757,600)     (431,600)     (323,000)

DEFERRED INCOME TAX BENEFIT                                       -       200,000        87,000
                                                        -----------   -----------   -----------

NET LOSS                                                $  (757,600)  $  (231,600)  $  (236,000)
                                                        ===========   ===========   ===========

NET LOSS PER COMMON SHARE                                     $(.07)        $(.02)        $(.02)
                                                        ===========   ===========   ===========

WEIGHTED AVERAGE NUMBER OF COMMON                        10,484,000    10,484,000    10,484,000
   SHARES OUTSTANDING                                   ===========   ===========   ===========




                SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                HOMEFREE VILLAGE RESORTS, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
             FOR THE YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994

                                                Common Stock      Additional
                                            --------------------    Paid-in     Accumulated
                                              Shares     Amount     Capital       Deficit        Total
                                            ----------  --------  -----------  -------------  ------------
BALANCES, January 1, 1994                   10,484,000   $10,500   $3,537,000   $(2,053,600)   $1,493,900

   Net loss                                          -         -            -      (236,000)     (236,000)
                                            ----------  --------  -----------   -----------    ----------

BALANCES, December 31, 1994                 10,484,000    10,500    3,537,000    (2,289,600)    1,257,900

   Net loss                                          -         -            -      (231,600)     (231,600)
                                            ----------  --------  -----------   -----------    ----------

BALANCES, December 31, 1995                 10,484,000    10,500    3,537,000    (2,521,200)    1,026,300

   Net loss (unaudited)                              -         -            -      (757,600)     (757,600)
                                            ----------  --------  -----------   -----------    ----------

BALANCES, December  31, 1996 (unaudited)    10,484,000   $10,500   $3,537,000   $(3,278,800)   $  268,700
                                            ==========  ========  ===========   ===========    ==========


                SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                HOMEFREE VILLAGE RESORTS, INC.  AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                    For the Years Ended December 31,
                                                                  -------------------------------------
                                                                     1996         1995         1994
                                                                  -----------  -----------  -----------
                                                                  (unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                                          $(757,600)   $(231,600)   $(236,000)
 Adjustments to reconcile net loss to net cash
    used in operating activities:
       Depreciation                                                    6,300        6,400        6,300
       Equity in losses of unconsolidated entities, net               11,800       12,000       15,200
       Impairment of investment in HILP                                  900          300          300
       Provision for loss on related party receivables               (41,000)     147,300       53,700
       Deferred income tax benefit                                         -     (200,000)     (87,000)
       Changes in operating assets and liabilities:
          Decrease (increase) in:
            Accrued interest receivable - officer and director       (11,300)     (12,100)     (15,300)
            Other assets                                             (10,700)       5,600      (23,200)
            Receivables from unconsolidated entities                       -       (3,600)      49,600
          Increase (decrease) in:
            Accounts payable and accrued expenses                     11,900        1,000       37,300
            Other                                                          -       (3,400)           -
                                                                   ---------    ---------    ---------
    Net cash used in operating activities                           (789,700)    (278,100)    (199,100)
                                                                   ---------    ---------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Cash advances/collections to officer and director                    52,300     (135,200)     (38,400)
 Cash advances to unconsolidated entities                                  -            -         (700)
 Collection of advances from unconsolidated entities                 303,500      299,000      374,900
 Investment in unconsolidated entities                                  (900)        (300)     (50,300)
 Purchase of equipment                                                (1,900)      (7,800)     (11,300)
                                                                   ---------    ---------    ---------
    Net cash provided by investing activities                        353,000      155,700      274,200
                                                                   ---------    ---------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Advance from related party                                          418,000      150,500            -
 Payments under land option contract                                       -            -      (88,400)
 Principal payments on long-term debt                                      -            -      (10,600)
                                                                   ---------    ---------    ---------
    Net cash provided by financing activities                        418,000      150,500      (99,000)
                                                                   ---------    ---------    ---------
                SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

               HOMEFREE VILLAGE RESORTS, INC. AND SUBSIDIARIES

                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (CONTINUED)


                                                                     FOR THE YEARS ENDED DECEMBER 31,
                                                                   -----------------------------------
                                                                      1996         1995         1994
                                                                   ---------    ---------    ---------
                                                                   (unaudited)
NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS                      (18,700)      28,100      (23,900)

CASH AND EQUIVALENTS, beginning of year                               38,700       10,600       34,500
                                                                   ---------    ---------    ---------

CASH AND EQUIVALENTS, end of year                                  $  20,000    $  38,700    $  10,600
                                                                   =========    =========    =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION -

    Cash paid for:

       Interest                                                   $       -     $   3,900    $  11,000
                                                                  ==========    =========    =========

       Income taxes                                               $       -     $      -     $      -
                                                                  ==========   ==========   ==========


SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING
 AND FINANCING ACTIVITIES -

    Obligation under land option contract                         $       -    $       -     $ 160,600
                                                                  ==========   ==========    =========


                SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                          INDEPENDENT AUDITOR'S REPORT



To the Partners
Homefree Investors L.P.
Denver, Colorado


We have audited the accompanying balance sheet of Homefree Investors L.P. (a Massachusetts limited partnership) as of December 31, 1995, and the related statements of operations, partners' capital (deficit) and cash flows for the years ended December 31, 1995, and 1994. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Homefree Investors L.P. as of December 31, 1995 and the results of its operations and cash flows for the years ended December 31, 1995, and 1994 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Partnership will continue as a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. As discussed in Note 1 to the financial statements, the Partnership has suffered losses from inception, and anticipates the need for additional cash to fund operations. These conditions raise substantial doubt about the ability of the Partnership to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Hein + Associates LLP


Denver, Colorado
June 12, 1996

                            HOMEFREE INVESTORS L.P.

                                 BALANCE SHEETS



                                                                      December 31,
                                                                 -----------------------
                                                                    1996         1995
                                                                 -----------  ----------
                                                                 (unaudited)



                                         ASSET
                                         -----
CURRENT ASSET, receivable from Homefree Village Resorts, Inc.    $  568,500   $ 150,500
                                                                 ==========   =========


                       LIABILITIES AND PARTNERS' DEFICIT
                       ---------------------------------

CURRENT LIABILITIES:
   Payable to HGP                                                $  749,000   $ 674,000
   Payable to unconsolidated affiliates                             568,500     150,500
                                                                 ----------   ---------
       Total current liabilities                                  1,317,500     824,500

COMMITMENT (NOTE 8)

PARTNERS' DEFICIT                                                  (749,000)   (674,000)
                                                                 ----------   ---------

TOTAL LIABILITIES AND PARTNERS' DEFICIT                          $  568,500   $ 150,500
                                                                 ==========   =========




                SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                            HOMEFREE INVESTORS L.P.

                           STATEMENTS OF OPERATIONS

                                                     Years Ended December 31,
                                             ----------------------------------------

                                                 1996          1995          1994
                                             ------------  ------------  ------------
                                             (unaudited)
REVENUE                                      $       -     $         -   $         -

EXPENSES:

   Administrative fee                             75,000        75,000        75,000
   General and administrative                        900           300           300
                                             -----------   -----------   -----------

NET LOSS                                     $   (75,900)  $   (75,300)  $   (75,300)
                                             ===========   ===========   ===========

NET LOSS PER LIMITED PARTNERSHIP INTEREST    $      (.01)  $      (.01)  $      (.01)
                                             ===========   ===========   ===========

WEIGHTED AVERAGE LIMITED PARTNERSHIP          10,484,000    10,484,000    10,484,000
   INTERESTS OUTSTANDING                     ===========   ===========   ===========




                SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                             HOMEFREE INVESTORS L.P.

                   STATEMENTS OF PARTNERS' CAPITAL (DEFICIT)
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                   General      Limited
                                                   Partner*    Partners       Total
                                                  ----------  -----------  -----------
BALANCES, January 1, 1994                          $216,900    $(740,900)   $(524,000)

   Partner's capital contributions                      300            -          300
   Net loss                                          (1,500)     (73,800)     (75,300)
                                                   --------    ---------    ---------

BALANCES, December 31, 1994                         215,700     (814,700)    (599,000)

   Partner's capital contributions                      300            -          300
   Net loss                                          (1,500)     (73,800)     (75,300)
                                                   --------    ---------    ---------

BALANCES, December 31, 1995                         214,500     (888,500)    (674,000)

   Partner's capital contributions (unaudited)          900            -          900
   Net loss (unaudited)                              (1,500)     (74,400)     (75,900)
                                                   --------    ---------    ---------

BALANCES, December 31, 1996 (unaudited)            $213,900    $(962,900)   $(749,000)
                                                   ========    =========    =========




-----------------------------
* The General Partner's capital account is eliminated for purposes of the combined financial statements.



                SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                            HOMEFREE INVESTORS L.P.

                            STATEMENTS OF CASH FLOWS

                                                                             For the Years Ended
                                                                                December 31,
                                                                     -----------------------------------
                                                                        1996         1995        1994
                                                                     -----------  ----------  ----------
                                                                     (unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                                             $ (75,900)  $ (75,300)   $(75,300)
 Adjustments to reconcile net loss to net cash used in
    operating activities:

      Increase in:
         Receivable from Homefree Village                              (418,000)   (150,500)          -
              Resorts, Inc.
        Payable to HGP                                                   75,000      75,000      75,000
        Payable to unconsolidated affiliates                            418,000     150,500           -
                                                                      ---------   ---------    --------

    Net cash used in operating activities                                  (900)       (300)       (300)

CASH FLOWS FROM FINANCING ACTIVITIES -
 Capital contributions by general partner                                   900         300         300
                                                                      ---------   ---------    --------

NET CHANGE IN CASH                                                            -           -           -

CASH, beginning of year                                                       -           -           -
                                                                      ---------   ---------    --------

CASH, end of year                                                    $  -         $  -        $  -
                                                                     ==========   =========   =========




                SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                      HOMEFREE VILLAGE RESORTS, INC. AND
                   SUBSIDIARIES AND HOMEFREE INVESTORS L.P.

                         NOTES TO FINANCIAL STATEMENTS
          (INFORMATION SUBSEQUENT TO DECEMBER 31, 1995, IS UNAUDITED)


1. ORGANIZATION AND NATURE OF OPERATIONS:
   -------------------------------------

   Nature of Operations - The Company is engaged primarily in the development
   --------------------
   and operation of adult recreational communities containing rental sites for manufactured homes and recreational homes. The Company has interests in such communities through Aristek Properties, Ltd., and Aristek Western Properties Limited Partnership, in which the Company is the general partner. The Company's objectives are to create and participate, through such partnerships, in the cash flow from these communities and share in appreciation in the value of such properties. The Company also receives income from development, management, and administrative services.

   Paired Shares - Effective May 2, 1988, Homefree Village Resorts, Inc. and
   -------------
   subsidiaries (the Company) and Homefree Investors L.P. (the Partnership), entered into a Pairing Agreement (the Agreement) which provided for the pairing of assignee limited partnership interests of the Partnership with shares of common stock of the Company. Subsequently, the Company funded a distribution of one assignee limited partnership interest of the Partnership for each share of common stock of the Company.

   The shares of the Company's common stock, par value of $.001 per share, and the assignee limited partnership interests, par value of $.001 per unit, are "paired" on a one-for-one basis and may only be transferred in units (Paired Shares) consisting of one share of common stock and one limited partnership interest.

   Continuing Operations - The accompanying financial statements have been
   ---------------------
   prepared on a going concern basis which contemplates the realization of assets and liquidation of liabilities in the ordinary course of business.
   The Company has experienced a significant decrease in revenues over the last several years due to cash flow difficulties experienced by Aristek Properties Limited (APL), an investment of the Company of which it is also general partner (see Note 3). APL has been unable to pay its management fee to the Company; as a result, the Company ceased accruing management fee revenues due from APL. The Company also has extended loans to help finance APL's operations, which has severely impacted the Company's liquidity. During 1994, the Company restructured debt arrangements with APL which provides that all of APL's available cash flow will be utilized to repay advances to the Company (see Note 8). As of December 31, 1996, the Company has a significant net receivable due from APL and is obligated to purchase the limited partners' interests in APL at a future date for a minimum of $530,000. Recovery of the Company's net receivable from and investment in APL is dependent upon further development of APL's underlying properties and for APL to ultimately achieve profitable operations or the sale of APL at a price in excess of its liabilities and partners investments.

   These conditions raise substantial doubt about the ability of the Company to continue as a going concern. The accompanying financial statements do not include any adjustments which might result from the outcome of this uncertainty.

   Management has also taken action in recent years to reduce costs, including staff reductions, relocation of the corporate offices, and contracting out its accounting and administrative support functions. In addition, in 1995 the principal operating property of APL, Monte Vista I Joint Venture (Monte Vista), recently obtained an additional $525,000 in bank financing, and deferred the due date on its total bank

                      HOMEFREE VILLAGE RESORTS, INC. AND
                   SUBSIDIARIES AND HOMEFREE INVESTORS L.P.

                         NOTES TO FINANCIAL STATEMENTS
          (INFORMATION SUBSEQUENT TO DECEMBER 31, 1995, IS UNAUDITED)

   debt of $5,161,300 until December 1998. Management believes that these actions will enable the Company to continue as a going concern.

   Combined and Consolidated Financial Statements - The accompanying
   ----------------------------------------------
   consolidated financial statements include the Company and its majority-owned subsidiaries. The combined financial statements include the accounts of the Partnership and the Company. All material intercompany balances and transactions have been eliminated. The Company's majority-owned subsidiaries are Resortparks of America, Inc. (RPA), which is 100% owned, and Homefree General Partners (HGP), which is 90% owned. The minority interest in HGP is not material.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
   ------------------------------------------

   Property and Equipment - Property and equipment is recorded at cost.
   ----------------------
   Depreciation is provided utilizing accelerated methods over the estimated useful lives of the related assets.

   Impairment of Long-Lived Assets - In the event that facts and circumstances
   -------------------------------
   indicate that the cost of property and equipment or other long-lived assets may be impaired, an evaluation of recoverability of net carrying costs will be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset will be compared to the asset's carrying amount to determine if a write-down to estimated fair value is required.

   Investments in Unconsolidated Entities - Investments in unconsolidated
   --------------------------------------
   entities, which are all less than 20% owned, are accounted for by the equity method because of the significance of the Company's influence as general partner over operating and financial policies of its investees.

   Impairment of Notes Receivable - Effective January 1, 1995, the Company
   ------------------------------
   adopted Statement of Financial Accounting Standards No. 114, as amended (FAS
   114). Under FAS 114, the Company evaluated the notes receivable from APL (see Note 8) for impairment based upon the estimated fair value of the APL's assets, net of bank debt and other liabilities. No impairment was recognized since the estimated fair value of APL's net assets is in excess of the Company's net investment in this loan.

   Income Taxes - The Company accounts for income taxes under the liability
   ------------
   method of SFAS No. 109, whereby current and deferred tax assets and liabilities are determined based on tax rates and laws enacted as of the balance sheet date. The deferred tax benefit represents the net change in the deferred tax asset and liability accounts.

   No provision for Federal and state income taxes or related benefits has been made for the Partnership since the Partnership's taxable income or loss is required to be reported in the income tax returns of the partners. The provision for income taxes will not bear a normal relationship to pre-tax operating results on a combined basis, since no provision for income taxes has been made for the Partnership.

   Loss Per Share - The computation of net loss per share is based on the
   --------------
   weighted average number of shares of common stock and equivalent paired shares outstanding during the respective years. The effect

                      HOMEFREE VILLAGE RESORTS, INC. AND
                   SUBSIDIARIES AND HOMEFREE INVESTORS L.P.

                         NOTES TO FINANCIAL STATEMENTS
          (INFORMATION SUBSEQUENT TO DECEMBER 31, 1995, IS UNAUDITED)


   of outstanding stock options on the computation of net loss per share is antidilutive for all periods presented.

   Cash and Equivalents - For purposes of the Statements of Cash Flows, the
   --------------------
   Company and the Partnership consider cash and equivalents to include all highly liquid debt instruments purchased with an original maturity of three months or less.

   Accounting Estimates - The preparation of financial statements in conformity
   --------------------
   with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. The actual results could differ from those estimates.

   The Company's financial statements are based on a number of significant estimates including the realizability of the Company's investments and receivables due from unconsolidated entities, and the realizability of land option costs.

   Reclassifications - Certain reclassifications have been made to the 1995 and
   -----------------
   1994 financial statements to conform to the presentation in 1996. The reclassifications had no effect on the net loss for 1995 and 1994.

   UNAUDITED FINANCIAL STATEMENTS:  In the opinion of management, the
   ------------------------------
   accompanying unaudited financial statements contain all adjustments (consisting only of normal recurring items) necessary to present fairly the Company's financial position as of December 31, 1996, and the results of operations and cash flows for the year then ended.


3. INVESTMENTS IN UNCONSOLIDATED ENTITIES:
   --------------------------------------

   APL was formed in 1976 and the Company is the sole general partner with a 1% general partner interest and a 2.3% limited partner interest. As general partner of APL, the Company has a 30% residual interest which entitles it to receive 30% of all excess cash flow from operations and net proceeds from the refinancing or sale of properties. APL's principal asset was a 60% joint venture interest in the Monte Vista I Joint Venture ("MVIJV"). Aristek Western Properties Limited Partnership ("AWP") owned the remaining 40% joint venture interest until December 1993 when APL increased its ownership to 99% and the Company acquired the remaining 1% interest. MVIJV owns an adult recreational community containing 832 sites for recreational homes. Due to APL's controlling interest, the accounts of MVIJV are consolidated in APL's financial statements.

   As summarized in Notes 5 and 8, the Company has entered into significant transactions with APL, resulting in $8.3 million of net receivables and $7.2 million of long-term debt at December 31, 1996. Due to significant uncertainties about the collectibility of the net receivables from APL, effective January 1, 1992, the Company suspended recording management fees and interest income which accrues on the principal balance of notes receivable in excess of the principal balance of the note payable to APL. Accordingly, all cash receipts from APL are treated as a reduction in the principal balance due on the

                      HOMEFREE VILLAGE RESORTS, INC. AND
                   SUBSIDIARIES AND HOMEFREE INVESTORS L.P.

                         NOTES TO FINANICAL STATEMENTS
          (INFORMATION SUBSEQUENT TO DECEMBER 31, 1995, IS UNAUDITED)


   notes receivable. As of December 31, 1996, APL owed the Company an additional $2.2 million, which represents the net amount of such items which are not recorded in the accompanying financial statements.

   Effective June 30, 1994, the partners of APL consented to a restructuring of the intercompany loans whereby all of APL's excess cash flow will be utilized to repay outstanding advances. The interest rate was reduced from 8.1% to 7%, and the maturity date was extended to June 30, 1998. The parties to the intercompany loans agreed to provide set-off rights in the event of a default with respect to either the restructured notes or the underlying debt of MVIJV. APL also agreed to pay additional interest equal to 75% of the net proceeds from a refinancing or sale of the Monte Vista property, after repayment of all liabilities. In connection with the restructuring, the holders of 26.5 limited partner units of APL agreed to provide the Company with an option to purchase their units for a minimum purchase price of $20,000 per unit or a total of approximately $530,000. Based on an appraisal of the Monte Vista property which is required to be prepared at the date the Company exercises its option, the Company may be required to pay a higher price per unit. The Company is required to exercise its option between January 1, 1997 and November 30, 1998. No gain or loss was recognized on this restructuring transaction.

   Condensed balance sheets and operating statements of APL are presented below (in thousands).


                                BALANCE SHEETS

                                                     December 31,
                                            -----------------------------
                                             1996       1995       1994
                                            -------    -------    -------
                                          (unaudited)
ASSETS:

  Properties, net of depreciation           $ 6,191    $ 6,355    $ 6,596

  Receivables from the Company:

      Notes                                   7,154      7,154      7,154

      Accrued interest                        1,272        764        256

  Cash and temporary cash investments           286        665        833

  Other assets                                  241        304        320
                                            -------    -------    -------
                                            $15,144    $15,242    $15,159
                                            =======    =======    =======

LIABILITIES AND PARTNERS' DEFICIT:

  Mortgage payable                          $ 5,161    $ 5,015    $ 4,493

  Payable to the Company:

      Notes                                  11,208     11,208     11,208

      Accrued interest                        1,177        694        198

  Management and administrative fees            465        361        226

  Other liabilities                           1,800      1,542      1,490

  Partners' deficit                          (4,667)    (3,578)    (2,456)
                                            -------    -------    -------
                                            $15,144    $15,242    $15,159
                                            =======    =======    =======

                      HOMEFREE VILLAGE RESORTS, INC. AND
                   SUBSIDIARIES AND HOMEFREE INVESTORS L.P.

                         NOTES TO FINANCIAL STATEMENTS
         (INFORMATION SUBSEQUENT TO DECEMBER 31, 1995, IS UNAUDITED)

                           STATEMENTS OF OPERATIONS
                           ------------------------

                                                                  Years Ended December 31,
                                                          ----------------------------------------
                                                               1996          1995         1994
                                                          --------------  -----------  -----------
                                                           (unaudited)
REVENUES:
 Rentals and other operating income                             $ 2,185      $ 2,045      $ 1,905
 Interest and other income                                          524          533          575
                                                                -------      -------      -------
    Total                                                         2,709        2,578        2,480

 Expenses:
  Operating                                                      (2,050)      (1,973)      (1,954)
  Interest                                                       (1,343)      (1,325)      (1,310)
  Depreciation and amortization                                    (405)        (402)        (410)
  Minority interest                                                   -            -            -
                                                                -------      -------      -------

NET LOSS                                                        $(1,089)     $(1,122)     $(1,194)
                                                                =======      =======      =======

Presented below is a reconciliation of APL's net loss to the Company's equity in the losses of
 APL:

                                                                     Years Ended December 31,
                                                                ---------------------------------
                                                                  1996         1995         1994
                                                                -------      -------      -------
NET LOSS OF APL                                                 $(1,089)     $(1,122)     $(1,194)

Adjustments to remove net expenses of APL which are
   not recorded as income by the Company:
   Interest expense                                                 795          795          815
   Interest income                                                 (508)        (508)        (547)
   Administrative fees                                               95           95           95
   Management fees                                                   48           41           42
                                                                -------      -------      -------

ADJUSTED LOSS                                                   $  (659)     $  (699)     $  (789)
                                                                =======      =======      =======

EQUITY IN LOSS BASED ON 3.3% OWNERSHIP INTEREST                 $   (22)     $   (23)     $   (26)
                                                                =======      =======      =======


   The Company also owns a 2.6% interest in AWP and is the general partner. AWP is a limited partnership with investments in real estate. Until 1994, the Company owned a 2.0% general partner interest in Grandview Club Ltd. (Grandview Club). The primary property held by Grandview Club was foreclosed on by a bank in 1991 and the partnership's affairs were concluded in 1994 when all remaining assets were liquidated.

                      HOMEFREE VILLAGE RESORTS, INC. AND
                   SUBSIDIARIES AND HOMEFREE INVESTORS L.P.

                         NOTES TO FINANCIAL STATEMENTS
          (INFORMATION SUBSEQUENT TO DECEMBER 31, 1995, IS UNAUDITED)

4. INCOME TAXES:
   ------------

   Deferred income taxes relate exclusively to long-term assets and liabilities and consist of the following as of December 31, 1996 and 1995:

                                                         1996         1995
                                                      -----------  -----------
                                                      (unaudited)

Deferred tax assets (liabilities):

   Notes receivable - installment sales                $(509,000)   $(509,000)

   Partnership basis differences                          22,000       38,000

   Receivable reserves                                   485,000      485,000

   Net operating loss carryforwards                      667,000      198,000

   Other                                                  21,000       14,000
                                                       ---------    ---------

        Net                                              686,000      226,000



Valuation allowance related to deferred tax assets      (686,000)    (226,000)
                                                       ---------    ---------



                                                      $  -         $  -
                                                      ==========   ==========

   For income tax reporting purposes, the Company and RPA file a consolidated return. The composition of the income tax benefit for the years ended December 31, 1996, 1995, and 1994 is as follows:


                                                   1996     1995       1994
                                                   -----  ---------  --------

Current                                            $   -   $      -  $      -
Deferred:
    Federal                                            -    183,800    80,000
    State                                              -     16,200     7,000
                                                   -----   --------   -------

    Total                                          $  -    $200,000   $87,000
                                                   =====   ========   =======

    Following is a reconciliation of the Company's effective tax rate on the consolidated loss to the statutory U.S. Federal income tax rate for the years ended December 31, 1996, 1995, and 1994:

                                               1996      1995      1994
                                              ------    ------    ------
                                            (unaudited)
    Statutory rate                              (34)%     (34)%     (34)%

    State taxes, net of Federal benefit          (3)       (3)       (3)

    Graduated tax rates                           -         -         -

    Change in valuation allowance                37       (12)       10
                                              ------    ------    ------

      Effective tax rate                          0%      (49)%     (27)%
                                              ======    ======    ======

    As of December 31, 1996, the Company and RPA had a tax net operating loss carryforward of approximately $969,000. This loss carryforward will expire in 2009, 2010 and 2011 if not previously utilized to offset taxable income of the Company and RPA.

    During 1993 and 1994, the Company provided a valuation allowance for a portion of the Company's deferred tax assets since the treatment of certain items reported on the Company's income tax returns was uncertain. During 1995, the Internal Revenue Service completed an examination of the Company's Federal income tax returns for 1992 through 1994 and it became apparent that the items were properly reported. Accordingly, a portion of the valuation allowance provided in prior years was reversed in 1995. The valuation allowance also increased due to 1995 and 1996 losses.


5.  LONG-TERM DEBT:
    --------------

    Long-term debt consists of the following:


                                                                                                   December 31,
                                                                                             ------------------------
                                                                                                1996          1995
                                                                                             ----------    ----------
                                                                                             (unaudited)
    Restructured note payable - APL, interest at 7%, due June 1998.                          $7,154,500    $7,154,500

    Contract payable for purchase of land, interest imputed at 12%, due July 1997.               44,400        44,400
                                                                                             ----------    ----------

        Total                                                                                 7,198,900     7,198,900

    Less current maturities                                                                     (44,400)      (44,400)
                                                                                             ----------    ----------

                                                                                             $7,154,500    $7,154,500
                                                                                             ==========    ==========

                      HOMEFREE VILLAGE RESORTS, INC. AND
                   SUBSIDIARIES AND HOMEFREE INVESTORS L.P.

                         NOTES TO FINANCIAL STATEMENTS
          (INFORMATION SUBSEQUENT TO DECEMBER 31, 1995, IS UNAUDITED)

    The scheduled annual principal reductions of long-term debt are as follows:


Year Ending December 31,
--------------------------

           1997              $   44,400

           1998               7,154,500
                             ----------

          Total              $7,198,900
                             ==========

6. STOCK INCENTIVE PLANS:
   ---------------------

   The Company has a stock option plan which enables officers and employees of the Company to purchase shares of common stock at its fair market value on the date of the grant. The Company has reserved a total of 1,250,000 shares for options which may be granted under the plan. Options may be exercised for a maximum term of ten years after the date of grant. At December 31, 1996, all options previously granted under the Plan had expired.

   The Company also has a stock appreciation rights plan, whereby up to 250,000 rights may be awarded to certain directors, officers and employees. The plan entitles the holder of the rights to receive upon redemption, the increase, if any, of the market value of the Company's common stock at the redemption date over the market value at date of grant. Each right has a maximum term of ten years after the date of grant. One right is deemed the equivalent of one share of common stock. No rights have been granted as of December 31, 1996.


7. LAND OPTION COSTS:
   -----------------

   In October 1993, the Company entered into an option agreement for the purchase of a parcel of land which is adjacent to property owned by APL. Under the option agreement, the Company paid $38,200 for the option and agreed to loan an additional $125,000 to the seller. The option was originally exercisable until April 1, 1995 through the payment of an additional $46,800 and the application of the $125,000 loan to the purchase price. During 1996, the parties agreed to extend the exercise period through July 1, 1997.

   At December 31, 1995 and 1994, the Company recorded the total payments required to purchase the land as land option costs in the accompanying balance sheets. The required payments were discounted at 12% to arrive at a total cost for the land of $195,600.

                       HOMEFREE VILLAGE RESOTS, INC. AND
                   SUBSIDIARIES AND HOMEFREE INVESTORS L.P.

                         NOTES TO FINANCIAL STATEMENTS
          (INFORMATION SUBSEQUENT TO DECEMBER 31, 1995, IS UNAUDITED)

8. RELATED-PARTY TRANSACTIONS:
   --------------------------

   Receivables from unconsolidated entities consist of the following:

                                                                       December 31,
                                                               --------------------------
                                                                    1996          1995
                                                               ------------  ------------
                                                               (unaudited)

  Restructured notes receivable from APL, 7%, due June 1998    $ 9,290,700   $ 9,602,100
  Less allowance for doubtful accounts                          (1,000,000)   (1,000,000)
                                                               -----------   -----------
        Net                                                      8,290,700     8,602,100

  Other receivables, unsecured:
     Advances to AWP                                                 8,200         6,400
     Advances to Monte Vista                                        17,800        11,700
                                                               -----------   -----------
        Total                                                  $ 8,316,700   $ 8,620,200
                                                               ===========   ===========

   In 1990, the Company entered into two separate like-kind exchange transactions with APL. In one transaction, the Company conveyed land to APL in return for cash and a note receivable for $3,317,800. The Company has deferred the gain of $488,500 on this transaction until sufficient cash payments are received by the Company on the note to qualify the transaction as a sale. In the second transaction, APL conveyed land to the Company in return for cash and a note payable of $7,154,500 (see Note 5). Also, in connection with this second transaction, the Company advanced (by delivering a certificate of deposit) $5,300,000 in the form of a note receivable to APL to enable APL to pay off bank debt it had on this property. The Company also made advances to APL to enable it to finance its operating needs.

   The collection of notes receivable and advances from APL is dependent upon future events, including the ability of Monte Vista to develop certain additional land in a manner which will provide APL with a return of its capital after the repayment of loans made to Monte Vista. At December 31, 1990, management provided an allowance of $1,400,000 and $900,000 against these notes receivable and advances, respectively, due to the uncertainty of the successful outcome of this development project. In 1991, because of reservations regarding the ability of APL to continue operations with its existing debt level, $1,300,000 of the obligation from APL was forgiven by the Company with a corresponding reduction in the allowance previously provided.

   Receivable from Officer and Administrative Fees - Pursuant to the Homefree
   -----------------------------------------------
   Investors Limited Partnership Agreement, the Partnership is liable to pay an annual administrative fee of $75,000 per year to HGP, which in turn pays this fee to a general partner of HGP, which is an entity owned 100% by the president of the Company. Such administrative fee is not payable until the earlier of the date that, in the opinion of the general partners, the Partnership has sufficient cash to pay the fee without jeopardizing the Partnership or the Company, or upon liquidation of the Partnership. This fee is included in the Partnership's financial statements and is also reflected as an expense in the Company's financial statements since the Company is a general partner of the Partnership and, as such, may ultimately be required to fund the obligations of the Partnership.

                      HOMEFREE VILLAGE RESORTS, INC. AND
                   SUBSIDIARIES AND HOMEFREE INVESTORS L.P.

                         NOTES TO FINANCIAL STATEMENTS
          (INFORMATION SUBSEQUENT TO DECEMBER 31, 1995, IS UNAUDITED)


   Over the past several years, the Company has made a series of cash advances to, and on behalf of, the Company's president. These advances are evidenced by formal notes which bear interest at approximately 3.8% as of December 31, 1996. The following is a summary of activity during the years ended December 31, 1996, 1995, and 1994:

                                          1996        1995        1994
                                       ----------  ----------  ----------
Notes receivable, beginning of year    $ 310,000   $ 520,900   $ 392,200
  Cash advances                                -     210,200     113,400
  Accrued interest                        11,300      12,100      15,300
  Deemed repayment                      ( 52,400)   (433,200)          -
                                       ---------   ---------   ---------
Notes receivable, end of year            268,900     310,000     520,900
  Less allowance for bad debts          (268,900)   (310,000)   (520,900)
                                       ---------   ---------   ---------
                                       $  -        $  -        $  -
                                       =========   =========   =========

   The president has always intended to repay the notes from the annual administrative fee discussed above. Accordingly, since the Company will ultimately be required to fund the administrative fee in order to collect the receivables, for financial reporting purposes the initial $75,000 of cash advances and/or accrued interest in each year has been recorded as the Company's funding of the administrative fee. For cash advances and accrued interest in excess of $75,000 per year, the Company recognized a loss due to substantial uncertainty regarding the collectibility of such amounts.

   During 1995, a total of $433,200 was designated for the deemed payment of administrative fees and related repayment of notes receivable with no effect on the Company's cash flows. For financial reporting purposes, the deemed repayment of notes receivable from the president represents a write-off of receivables which had been fully provided for through a related allowance for bad debts. Without regard to the deemed repayment, through December 31, 1995, the Company has recognized cumulative losses (including the $75,000 annual provision for the administrative fee) on the notes receivable of $743,200 compared to cumulative administrative fees of $674,000.
   Accordingly, the Company's financial statements include recognition of $69,200 of expenses in excess of the cumulative contractual amount of the administrative fee. During 1996, a total of $52,400 was designated for the deemed repayment and payment of administrative fees equalled contractual amounts.

   Revenues - The Company and its corporate subsidiaries serve as a real estate
   --------
   advisor, developer, manager and marketing agent and perform certain administrative functions for related entities. The Company's principal sources of revenue are fees, commissions and cash flow participation from properties under its supervision (see Note 3).


9. FINANCIAL INSTRUMENTS:
   ---------------------

   Statement of Financial Accounting Standards No. 107 requires all entities to disclose the fair value of certain financial instruments in their financial statements. Accordingly, at December 31, 1996, management's best estimate is that the carrying amount of cash and equivalents, contract payable, and accounts payable and accrued expenses approximates fair value due to the short maturity of these instruments. For the Company's investment and receivables due from APL and AWP, management believes that fair value is approximately equal to the carrying value as of December 31, 1996.

                      HOMEFREE VILLAGE RESORTS, INC. AND
                   SUBSIDIARIES AND HOMEFREE INVESTORS L.P.

                         NOTES TO FINANCIAL STATEMENTS
          (INFORMATION SUBSEQUENT TO DECEMBER 31, 1995, IS UNAUDITED)


10.  SIGNIFICANT CONCENTRATIONS:
     --------------------------

     The Company has an investment of $12,100, receivables of $8,290,700, and long-term debt of $7,154,500 which is payable to APL and its subsidiary. Due to the Company's current general and limited partner interests in APL and the commitment described in Note 3 to purchase an additional 26.5 limited partner units, the Company has a substantial concentration of its net assets which are dependent upon the future success of APL.

     Substantially all of the Company's receivables, investments in partnerships, and land option costs relate to properties which are located in the Phoenix, Arizona metropolitan area. This concentration may impact the Company's ability, either positively or negatively, to realize the carrying value of these assets.

     The Company earns substantially all of its management and administrative fees from APL and Aristek Western Properties Limited Partnership.

                          INDEPENDENT AUDITOR'S REPORT



To the Partners
Aristek Properties, Ltd.
Denver, Colorado



We have audited the accompanying consolidated balance sheet of Aristek Properties, Ltd. (a limited partnership) and its subsidiary as of December 31, 1995, and the related consolidated statements of operations, changes in partners' deficit, and cash flows for the years ended December 31, 1995 and 1994. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Aristek Properties, Ltd., and its subsidiary as of December 31, 1995 and 1994, and the results of their operations and their cash flows for the years ended December 31, 1995 and 1994, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Partnership will continue as a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. As discussed in Note 1 to the financial statements, the Partnership has suffered substantial operating losses, and anticipates the need for additional cash to fund operations. These conditions raise substantial doubt about the ability of the Partnership to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Hein + Associates LLP

Denver, Colorado
June 12, 1996

                    ARISTEK PROPERTIES, LTD. AND SUBSIDIARY
                            (A LIMITED PARTNERSHIP)

                          CONSOLIDATED BALANCE SHEETS

                                                                                        December 31,
                                                                                ----------------------------
                                                                                    1996           1995
                                                                                -------------  -------------
                                                                                 (unaudited)
                                                                                -------------

                                           ASSETS
                                           ------

OPERATING PROPERTIES:
 Land                                                                            $ 1,239,381    $ 1,239,381
 Land improvements                                                                 5,290,711      5,235,140
 Buildings and improvements                                                        2,716,077      2,716,077
 Furniture and equipment                                                           1,485,574      1,300,019
                                                                                 -----------    -----------
      Total operating properties                                                  10,731,743     10,490,617

 Less accumulated depreciation and amortization                                   (5,590,558)    (5,185,898)
                                                                                 -----------    -----------
      Net operating properties                                                     5,141,185      5,304,719

OTHER ASSETS:
 Cash and equivalents                                                                286,214        664,730
 Note receivable from General Partner                                              7,154,529      7,154,529
 Accrued interest receivable - General Partner                                     1,272,000        764,000
 Deferred loan costs, net of accumulated amortization of $128,941
     (unaudited) and $73,405                                                         110,846        166,382
 Land held for development                                                         1,050,000      1,050,000
 Rent and other receivables                                                           49,066        103,890
 Other assets                                                                         80,463         34,033
                                                                                 -----------    -----------

TOTAL ASSETS                                                                     $15,144,303    $15,242,283
                                                                                 ===========    ===========

                                                 LIABILITIES AND PARTNERS' DEFICIT
                                                 ---------------------------------

LIABILITIES:
 Mortgage payable                                                                $ 5,161,326    $ 5,015,346
 Notes payable to General Partner                                                 11,207,870     11,207,870
 Accrued interest payable - General Partner                                        1,177,499        694,000
 Accrued management and administrative fees - General Partner                        464,599        360,679
 Accounts payable and accrued expenses                                               163,932        125,798
 Unearned rental income                                                            1,411,185      1,228,124
 Payable to affiliate                                                                224,433        188,433
                                                                                 -----------    -----------
      Total liabilities                                                           19,810,844     18,820,250

COMMITMENT AND CONTINGENCY (NOTE 1)

PARTNERS' DEFICIT                                                                 (4,666,541)    (3,577,967)
                                                                                 -----------    -----------

TOTAL LIABILITIES AND PARTNERS' DEFICIT                                          $15,144,303    $15,242,283
                                                                                 ===========    ===========




       SEE ACCOMPANYING NOTES TO THESE CONSOLIDATED FINANCIAL STATEMENTS.

                    ARISTEK PROPERTIES, LTD. AND SUBSIDIARY
                            (A LIMITED PARTNERSHIP)

                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                                        FOR THE YEARS ENDED
                                                           DECEMBER 31,
                                            -------------------------------------------
                                                1996           1995           1994
                                            -------------  -------------  -------------
                                             (UNAUDITED)
OPERATING REVENUE:
 Rental income                               $ 2,141,042    $ 2,004,648    $ 1,862,058
 Other                                            43,529         40,671         43,149
                                             -----------    -----------    -----------
       Total revenue                           2,184,571      2,045,319      1,905,207
                                             -----------    -----------    -----------

OPERATING COSTS AND EXPENSES:
 Salaries, wages and benefits                    716,464        623,131        667,081
 Maintenance and repairs                         222,875        227,252        204,053
 Utilities                                       265,061        260,827        279,916
 Property taxes                                   69,374         69,221         72,092
 Management and administrative fees -            215,975        191,533        194,853
   General Partner
 Depreciation                                    404,660        401,621        409,884
 General and administrative                      560,557        601,764        536,915
                                             -----------    -----------    -----------
      Total operating costs and expenses       2,454,966      2,375,349      2,364,794
                                             -----------    -----------    -----------

OPERATING LOSS                                  (270,395)      (330,030)      (459,587)

OTHER INCOME (EXPENSE):
 Interest income:
   General Partner                               508,000        508,000        547,398
   Other                                          16,382         24,981         27,704
 Interest expense:
   General Partner                              (795,000)      (795,000)      (814,806)
   Other                                        (547,561)      (529,990)      (495,095)
                                             -----------    -----------    -----------

NET LOSS                                     $(1,088,574)   $(1,122,039)   $(1,194,386)
                                             ===========    ===========    ===========


      SEE ACCOMPANYING NOTES TO THESE CONSOLIDATED FINANCIAL STATEMENTS.

                    ARISTEK PROPERTIES, LTD. AND SUBSIDIARY
                            (A LIMITED PARTNERSHIP)

            CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS' DEFICIT
             FOR THE YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994


PARTNERS' DEFICIT, January 1, 1994                   $(1,261,542)

 Net loss                                             (1,194,386)
                                                     -----------

PARTNERS' DEFICIT, December 31, 1994                  (2,455,928)

 Net loss                                             (1,122,039)
                                                     -----------

PARTNERS' DEFICIT, December 31, 1995                  (3,577,967)

 Net loss (unaudited)                                 (1,088,574)
                                                     -----------

PARTNERS' DEFICIT, December 31, 1996 (unaudited)     $(4,666,541)
                                                     ===========





       SEE ACCOMPANYING NOTES TO THESE CONSOLIDATED FINANCIAL STATEMENTS.

                    ARISTEK PROPERTIES, LTD. AND SUBSIDIARY
                            (A LIMITED PARTNERSHIP)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                      FOR THE YEARS ENDED
                                                                                         DECEMBER 31,
                                                                          -------------------------------------------
                                                                              1996           1995           1994
                                                                          -------------  -------------  -------------
                                                                           (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                  $(1,088,574)   $(1,122,039)   $(1,194,386)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
      Depreciation                                                             404,660        401,621        409,884
      Amortization of deferred loan costs                                       55,536         55,137        136,376
      Changes in operating assets and liabilities:
        Decrease (increase) in:
          Rent and other receivables0                                           54,824        (44,322)        19,841
          Accrued interest receivable - General                               (508,000)      (508,000)      (547,398)
            Partner
          Other                                                                (46,430)       (71,905)         5,954
        Increase (decrease) in:
          Accounts payable and accrued expenses                                142,054        116,225         62,569
          Accrued interest payable - General Partner                           483,499        496,000        675,875
          Unearned rental income                                               183,061         49,346        173,710
          Payable to affiliate                                                  36,000         99,500         79,183
                                                                           -----------    -----------    -----------
    Net cash used in operating activities                                     (283,370)      (528,437)      (178,392)
                                                                           -----------    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures for operating properties                               (241,126)      (160,224)      (189,156)
                                                                           -----------    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from mortgage loans                                                 170,507        522,043        269,300
  Principal payments on mortgage loans                                         (24,527)        (1,888)        (7,087)
  Principal payments on loans from General Partner                                   -              -        (95,000)
  Proceeds from release of loan escrow deposit                                       -              -        600,000
  Payment of deferred loan costs                                                     -              -        (56,811)
                                                                           -----------    -----------    -----------
    Net cash used in financing activities                                      145,980        520,155        710,402
                                                                           -----------    -----------    -----------

NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS                               (378,516)      (168,506)       342,854

CASH AND EQUIVALENTS, AT BEGINNING OF YEAR                                     664,730        833,236        490,382
                                                                           -----------    -----------    -----------

CASH AND EQUIVALENTS, AT END OF YEAR                                       $   286,214    $   664,730    $   833,236
                                                                           ===========    ===========    ===========


      SEE ACCOMPANYING NOTES TO THESE CONSOLIDATED FINANCIAL STATEMENTS.

                    ARISTEK PROPERTIES, LTD. AND SUBSIDIARY
                            (A Limited Partnershp)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                    FOR THE YEARS ENDED
                                                                                        DECEMBER 31,
                                                                           -----------------------------------------
                                                                              1996            1995          1994
                                                                           -----------    -----------    -----------
                                                                           (unaudited)
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION-
 Cash paid for interest                                                    $   803,526    $   773,853    $   560,719
                                                                           ===========    ===========    ===========

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING
  AND FINANCING ACTIVITIES:
  Payment of deferred loan costs from mortgage loan proceeds               $         -    $     2,278    $   180,700
  Net accrued interest converted to note payable to General Parnter                  -              -    $ 2,775,236






       SEE ACCOMPANYING NOTES TO THESE CONSOLIDATED FINANCIAL STATEMENTS.

                    ARISTEK PROPERTIES, LTD. AND SUBSIDIARY
                            (A limited Partnership)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          (INFORMATION SUBSEQUENTS TO DECEMBER 31, 1995 IS UNAUDITED)

1.  ORGANIZATION AND NATURE OF OPERATIONS:
    -------------------------------------

    Organization - Aristek Properties, Ltd. ("the Partnership") is a Colorado
    ------------
    limited partnership formed on June 29, 1976. At December 31, 1996, the sole general partner is Homefree Village Resorts, Inc. (the "General Partner"). In accordance with the terms of the Partnership Agreement, the partnership was extended by the General Partner to December 31, 1998. The Partnership Agreement provides that partnership profit and loss, after adjustment for certain gains earned solely by the General Partner, shall be allocated 1% to the General Partner and 99% to the Limited Partners, in direct proportion to their respective ownership of limited partnership units. Under the terms of the agreement, as amended, distributions may be made to the General Partner based on the adjusted cash flow from operations, sales and refinancing of the Partnership's properties.

    Pursuant to the partnership agreement, the General Partner earns an annual administrative fee of $94,750. In addition, the Partnership Agreement provides for additional compensation to the General Partner for certain services rendered and payment of costs and expenses incurred by the General Partner on behalf of the Partnership.

    Effective June 30, 1994, the partners of the Partnership consented to a restructuring of the intercompany loans whereby all of the Partnership's excess cash flow will be utilized to repay outstanding debt to the General Partner. The interest rate was reduced from 8.1% to 7%, and the maturity date was extended to June 30, 1998. The parties to the loans agreed to provide set-off rights in the event of a default with respect to either the restructured notes or the underlying debt of MVIJV. The Partnership also agreed to pay additional interest equal to 75% of the net proceeds from a refinancing or sale of the Monte Vista property, after repayment of all liabilities. In connection with the restructuring, the holders of 26.5 limited partner units of the Partnership agreed to provide the General Partner with an option to purchase their units for a minimum purchase price of $20,000 per unit or a total of approximately $530,000. Based on an appraisal of the Monte Vista property which is required to be prepared at the date the Company exercises its option, the General Partner may be required to pay a higher price per unit. The General Partner is required to exercise its option between January 1, 1997 and November 30, 1998. No gain or loss was recognized on this restructuring transaction. When this option is exercised, there will be a change in control of the Partnership to the General Partner. However, the General Partner does not presently have sufficient liquidity to exercise the option.

    Nature of Operations - The Partnership is engaged primarily in the
    --------------------
    development and operation of an adult recreational community containing 832 rental sites for manufactured homes and recreational homes. This community is located in Mesa, Arizona and offers extensive recreational facilities and social activities designed to appeal to active pre-retirement and retirement age people. The rental operations generally include operating leases which do not extend beyond one year.

    Going Concern  - The accompanying financial statements have been prepared on
    --------------
    a going concern basis which contemplates the realization of assets and liquidation of liabilities in the ordinary course of business. At December 31, 1996, the Partnership has approximately $4.4 million of debt (net of receivables) payable to the General Partner and a partners' deficit of approximately $4.7 million. The Partnership has experienced operating losses in each of the past three years and the Partnership's operating activities have not generated net cash flow in any of the past three years. Due to the Partnership's lack of liquidity, it was necessary to restructure outstanding debt payable to the General Partner during 1994 and, as a result, the Partnership is required to pay all excess cash flow to the General Partner until maturity of the debt in 1998. However, the General Partner has also experienced financial difficulties over the past several years and is not presently expected to be capable of providing capital to support operations.

                    ARISTEK PROPERTIES, LTD. AND SUBSIDIARY
                            (A LIMITED PARTNERSHIP)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          (INFORMATION SUBSEQUENT TO DECEMBER 31, 1995 IS UNAUDITED)


    These conditions raise substantial doubt about the ability of the Partnership to continue as a going concern. The accompanying financial statements do not include any adjustments which might result from the outcome of this uncertainty.

    In addition to financial support from the General Partner, in recent years the Partnership has relied on debt financing from a commercial lender to support operations and the commercial lender has extended the due date until December 1998. However, management believes that the ultimate success of the Partnership is dependent upon the ability to obtain additional funding to develop its 75-acre parcel of land which is adjacent to the Monte Vista property. Management believes the Partnership has financing arrangements in place to allow it to continue in operation through 1997 and efforts are continuing to obtain additional financing to fully develop the project.


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
    ------------------------------------------

    Principles of Consolidation - The financial statements include the accounts
    ---------------------------
    of the Partnership and its affiliate, Monte Vista I Joint Venture (MVIJV). All material intercompany transactions and balances have been eliminated. Through 1993, AWP owned a 40% minority interest in MVIJV. In December 1993, the Partnership acquired 97.5% of AWP's interest and the General Partner acquired the remaining 2.5%. No amounts are reflected in the accompanying financial statements for the General Partner's minority interest since MVIJV incurred losses in each of the past three years and HVR is not funding its share of the losses. The General Partner's share of such losses is approximately $24,000 through December 31, 1996.

    Property and Equipment - Property is recorded at the lower of cost or net
    ----------------------
    realizable value. Depreciation is provided using the straight-line method over estimated useful lives, as follows:


                                                    Years
                                                   -------

         Land improvements                            20
         Buildings and improvements                   25
         Furniture and equipment                       7


    The cost of normal maintenance and repairs is charged to operating expenses as incurred. Material expenditures which increase the life of an asset are capitalized and depreciated over the estimated remaining useful life of the asset. The cost of properties sold, or otherwise disposed of, and the related accumulated depreciation or amortization are removed from the accounts, and any gains or losses are reflected in current operations.

    Impairment of Long-Lived Accounting Assets - In the event that facts and
    ------------------------------------------
    circumstances indicate that the cost of property and equipment or other long-lived assets may be impaired, an evaluation of recoverability of net carrying costs will be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset will be compared to the asset's carrying amount to determine if a write-down to estimated fair value is required.

    Partnership Accounting - All income or loss is allocated to the partners in
    ----------------------
    accordance with the Partnership Agreement. The accompanying financial statements do not include any assets, liabilities or operations attributable to the partners' individual activities and no provision has been made for income taxes (credits), as they are the responsibility of the partners.

                    ARISTEK PROPERTIES, LTD. AND SUBSIDIARY
                            (A Limited Partnership)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          (INFORMATION SUBSEQUENT TO DECEMBER 31, 1995 IS UNAUDITED)

    Cash Equivalents - For purposes of the statements of cash flows, the
    ----------------
    Partnership considers cash and equivalents to include cash on hand and all highly liquid debt instruments purchased with an original maturity of three months or less.

    Deferred Loan Costs - Deferred loan costs were incurred in connection with
    --------------------
    the origination of the mortgage note discussed in Note 4. These costs are being amortized using the interest method.

    Unearned Rental Income - Rental income is typically received in advance for
    ----------------------
    a one year period. The Partnership recognizes rental income ratably over the period for which the payment relates.

    Accounting Estimates - The preparation of financial statements in conformity
    ---------------------
    with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. The actual results could differ from those estimates.

    The Partnership's financial statements are based on a number of significant estimates including the realizability of net operating properties and land held for development, selection of depreciation methods and estimated useful lives, and the realization of receivables which affects recognition of profit on the sale of real estate.

    UNAUDITED FINANCIAL STATEMENTS:  In the opinion of management, the
    ------------------------------
    accompanying unaudited financial statements contain all adjustments (consisting only of normal recurring items) necessary to present fairly the Company's financial position as of December 31, 1996, and the results of operations and cash flows for the year then ended.

3.  NOTE RECEIVABLE:
    ---------------

    The note receivable of $7,154,529 at December 31, 1996 and 1995 is due from the General Partner and bears interest at 7%. Principal and interest are due at the maturity date in June 1998.

4.  MORTGAGE AND NOTES PAYABLE:
    --------------------------

    At December 31, 1996 and 1995, the Partnership has a mortgage note payable with an outstanding principal balance of $5,161,326 (unaudited) and $5,015,346, respectively. This note bears interest at 4% above the published LIBOR rate (total of 9.5% at December 31, 1996) and requires minimum monthly payments at 10%. Payments that exceed the monthly interest rate are applied to principal. The note is collateralized by operating properties and land held for development.

    Notes payable to the General Partner amount to $11,207,870 at December 31, 1996 and 1995. These notes bear interest at 7% and no principal or interest payments are due until the maturity date in June 1998.

    Assuming the interest rate in effect under the mortgage note payable does not change after December 31, 1996, the aggregate maturities of debt are as follows:

Year Ending December 31,       Notes      Mortgage
--------------------------  -----------  -----------

       1996                 $         -   $    9,600

       1997                           -       30,000

       1998                  11,207,870    5,131,326
                            -----------   ----------
                            $11,207,870   $5,161,326
                            ===========   ==========

                    ARISTEK PROPERTIES, LTD. AND SUBSIDIARY
                            (A LIMITED PARTNERSHIP)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          (INFORMATION SUBSIQUENT TO DECEMBER 31, 1995 IS UNAUDITED)


5.  FINANCIAL INSTRUMENTS AND CONCENTRATIONS OF CREDIT RISK:
    -------------------------------------------------------

    At December 31, 1996, the Partnership had cash and money market investments with a single bank which totaled approximately $286,000. The Company has mortgage debt with a single lender and substantially all of the Company's tangible assets are pledged as collateral for this obligation.

    At December 31, 1996 and 1995, the Partnership had a note receivable from the General Partner for $7,154,529 and notes payable to the General Partner for $11,207,870. A right of set-off exists between these instruments but none of the notes are collateralized. Management does not believe it is practicable to estimate the fair value of the payables and receivables from the General Partner due to the financial interest of the General Partner. Management believes that the fair value of the bank debt is equivalent to the carrying value due to the floating interest rate. Management believes that the fair value and carrying value are approximately the same for all other financial instruments due to the relatively short maturities.